As filed with the Securities and Exchange Commission on July 16, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NephroGenex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1295171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3200 Beechleaf Court
Suite 900
Raleigh, NC 27604
(609) 986-1780
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pierre Legault
Chief Executive Officer
NephroGenex, Inc.
3200 Beechleaf Court
Suite 900
Raleigh, NC 27604
(609) 986-1780
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel I. Papernik, Esq. Kenneth R. Koch, Esq. Daniel A. Bagliebter, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 (212) 935-3000	Yvan-Claude Pierre, Esq. William Haddad, Esq. Reed Smith LLP 599 Lexington Avenue New York, New York 10022 (212) 521-5400 (212) 521-5450—Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-203530

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of Registration fee(2)(3)
Common Stock, $0.001 par value per share	$1,437,500	$167.04
Warrants to purchase shares of common stock	—	—
Shares of common stock issuable upon the exercise of the warrants	$1,796,875	$208.80
Total	$3,234,375	$375.84

(1)

This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-203530), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 16, 2015 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the proposed maximum offering price of the remaining securities eligible to be sold under the Prior Registration Statement ($16,171,875) is carried forward to this Registration Statement and an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% thereof, or $3,234,375, is registered hereby, which includes shares issuable upon exercise of the underwriters’ over-allotment option.

(2)	Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(3)	Previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of NephroGenex, Inc., a Delaware corporation, warrants to purchase shares of common stock and shares of common stock issuable upon exercise of the warrants, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-203530), which was declared effective by the SEC on July 16, 2015 are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on July 16, 2015.

NEPHROGENEX, INC.

By:	/s/ Pierre Legault
Pierre Legault
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Pierre Legault	Chief Executive Officer and Director	July 16, 2015
	Pierre Legault	(Principal Executive Officer)

	/s/ John P. Hamill	Chief Financial Officer	July 16, 2015
	John P. Hamill	(Principal Financial Officer and Principal Accounting Officer)

	*	Chairman of the Board of Directors	July 16, 2015
Richard Markham

	*	Director	July 16, 2015
James Mitchum

	*	Director	July 16, 2015
Robert R. Seltzer

	*	Director	July 16, 2015
Eugen Steiner, M.D.

	*	Director	July 16, 2015
Marco Taglietti, M.D.

*By:	/s/ Pierre Legault		July 16, 2015
Pierre Legault, Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.

23.1	Consent of EisnerAmper LLP, independent registered public accounting firm.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 20, 2015).

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